Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

FORM S-4

(Form Type)

Comera Life Sciences Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Security		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee

Fees to be paid	Equity	Common Stock, par value $0.0001 per share(2)	457(c)	13,207,540	$10.2475	(3)	$135,344,266.15	(3)	0.0000927	$12,546.41

	Equity	Warrants to purchase Common Stock (4)(5)	457(i)	11,041,432	—	(6)	—	(6)

	Equity	Common Stock issuable upon exercise of warrants(7)	457(g)(1)	5,817,757	11.50	(8)	$66,904,205.50	(8)	0.0000927	$6,202.02

			Total Offering Amounts				$202,248,471.65		0.0000927	$18,748.43

Fees Previously Paid			Total Fees Previously Paid

			Net Fee Due							$18,748.43

(1)

All securities being registered will be issued by Comera Life Sciences Holdings, Inc., a Delaware corporation (“Holdco”). In connection with the business combination described in the registration statement on Form S-4 (file no. 333-263377) and this prospectus (the “Business Combination”), among other things, (a) CLS Sub Merger 1 Corp., a Delaware corporation (“Comera Merger Sub”) will merge with and into Comera Life Sciences, Inc., a Delaware corporation (“Comera”), with Comera surviving such merger as a direct wholly-owned subsidiary of Holdco (the “Comera Merger”); (b) in the context of such Comera Merger, all shares of common stock of Comera (the “Comera Common Stock”) outstanding immediately prior to the Comera Merger shall be exchanged for shares of common stock of Holdco (the “Holdco Common Stock”); (c) CLS Sub Merger 2 Corp., a Delaware corporation (“OTR Merger Sub”), will merge with and into OTR Acquisition Corp. (“OTR”), with OTR surviving the OTR Merger as a direct wholly-owned subsidiary of Holdco (the “OTR Merger”, and together with the Comera Merger, the “Mergers”); and (d) all of the outstanding warrants of OTR (“OTR Warrants”), in each case, entitling the holder thereof to purchase one share of OTR Common Stock at an exercise price of $11.50, will be converted into the right to purchase one share of Holdco Common Stock on substantially the same terms as the OTR Warrants (the “Holdco Warrants”).

(2)	Represents shares of Holdco common stock issuable in the Business Combination to the Selling Securityholders named in this prospectus.
(3)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum aggregate offering price is equal to the average of the high and low prices of shares of OTR Common Stock on the Nasdaq Capital Market on April 28, 2022, multiplied by the number of shares registered.

(4)	Represents 11,041,432 Holdco Warrants.
(5)	Pursuant to Rule 416(a), an indeterminable number of additional securities are also being registered to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(6)

Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to such Holdco Warrants has been allocated to the shares of Holdco Common Stock underlying such warrants and those shares of Holdco Common Stock are included in the registration fee as calculated in footnote (7) below.

(7)

Consists of Holdco Common Stock issuable upon exercise of Holdco Warrants. Each Holdco Warrant will entitle the warrant holder to purchase one share of Holdco Common Stock at a price of $11.50 per whole share of Holdco Common Stock (subject to adjustment).

(8)

Pursuant to Rule 457(g)(1) of the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price of the Holdco Common Stock underlying the Holdco Warrants is calculated based on the higher of (i) $0.30, which represents the average of the high and low prices of OTR Warrants on the Nasdaq Capital Market on April 28, 2022 and (ii) the exercise price of $11.50 per share.